Exhibit 23.02


                          CONSENT OF INDEPENDENT ACCOUNTANTS
                          ----------------------------------

               The Board of Directors of
                    Travelers Group Inc.:

               We consent to the incorporation by reference in the Registration Statement of Travelers Group Inc. on Form S-3, of our report dated January 24, 1994, relating to our audit of the preacquisition consolidated balance sheets of The Travelers Corporation and Subsidiaries (the "Company") as of December 31, 1993 and 1992, and the related consolidated statements of operations and retained earnings and cash flows for each of the two years in the period ended December 31, 1993 (the preacquisition financial statements), which report is included in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1994, and includes an explanatory paragraph referring to changes in the method of accounting for reinsurance in 1993 and accounting for postretirement benefits other than pensions, accounting for income taxes and accounting for foreclosed assets in 1992. We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

               /s/ Coopers & Lybrand L.L.P.

               COOPERS & LYBRAND L.L.P.


               Hartford, Connecticut
               October 24, 1995